Exhibit 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in each Registration Statement on Form S-8 (No. 33-26053, 33-63962, 33-63964 and 333-48155) of
Rehabilicare, Inc. of our report dated January 30, 1998 appearing in the Staodyn, Inc. Annual Report on Form 10-KSB for the year ended November 30, 1997 which is incorporated by reference in this Form 8-K.



PRICE WATERHOUSE LLP

Boulder, Colorado
April 9, 1998